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                                                                  EXHIBIT 21.01


                  SUBSIDIARIES* OF CARAUSTAR INDUSTRIES, INC.



                                                   STATE OF
          NAME                                   INCORPORATION                  TRADE, D/B/A NAMES
          ----                                   -------------                  -------------------

ACC Services, Inc.                               North Carolina
Atlantic Coast Carton Company                    North Carolina
Austell Box Board Corporation                    Georgia
Boxall, Inc.                                     Alabama
Buffalo Paperboard Corporation                   New York
Camden Paperboard Corporation                    New Jersey
Caraustar Exports, Inc.                          U.S. Virgin Islands
Caraustar Paper Sales, Inc.                      Georgia                        Caraustar Paper Sales-South
Caraustar Paperboard Corporation                 Ohio                           **
Carolina Paper Board Corporation                 North Carolina
Carolina Paper Box Co., Inc.                     North Carolina
Carolina Recycling, Inc.                         North Carolina
Carotell Paper Board Corporation                 South Carolina
Chattanooga Paperboard Corporation               Tennessee
Chesapeake Fiber Packaging Corporation           Maryland
Chesapeake Paperboard Company                    Maryland
Chicago Paperboard Corporation                   Illinois
Cincinnati Paperboard Corporation                Ohio
Columbus Recycling, Inc.                         Georgia
Etowah Recycling, Inc.                           Georgia
Federal Packaging Corporation                    Delaware
Federal Transport, Inc.                          Ohio
Macon Recycling, Inc.                            Georgia
McQueeny Gypsum Corporation                      Texas
Mid-State Paper Box Company, Inc.                North Carolina
The New General Packaging Service, Inc.          New Jersey                     General Packaging Services
Oak Tree Packaging Corporation                   New Jersey
Packrite Packaging, Inc.                         North Carolina
Paper Recycling, Inc.                            Georgia
Paragon Plastics, Inc. (80% owned)               South Carolina
Reading Paperboard Corporation                   Pennsylvania
Richmond Paperboard Corporation                  Virginia
Special Packaging, Inc.                          Delaware
Star Paper Tube de Mexico, S.A.
  de C.V. (65% owned)                            Mexico
Star Paper Tube, Inc.                            South Carolina
Star Recycling Incorporated                      Georgia
Sweetwater Paper Board Company, Inc.             Georgia
The Garber Company                               Delaware
The Mid/Packaging Group, Inc.                    Tennessee
Unity Tubes, Limited                             Leyland, Lancaster,
                                                 United Kingdom


 * Each subsidiary is wholly-owned by Caraustar Industries, Inc. unless otherwise indicated.

** Does business in Ohio as Rittman Paperboard, Caraustar Paper Sales - North, and Cleveland Paper Stock and in Iowa as Tama Paperboard.